UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

Juniata Valley Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	23-2235254
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 436 - 8211

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 10, 2015, Juniata Valley Financial Corp. issued a press release reporting financial results for the quarter and year-to-date ending September 30, 2015. The aforementioned press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 5.07 Submission Of Matters To A Vote Of Security Holders

The Special Meeting of Shareholders (the “Meeting”) of Juniata Valley Financial Corp. (the “Company” or “Juniata Valley”) was held on November 5, 2015. At the Meeting, the shareholders approved the proposed merger of FNBPA Bancorp, Inc. with and into Juniata Valley as follows:

For	Against	Abstentions
2,964,144.866	228,629.632	29,830.291

At the Meeting, the shareholders also approved three proposed amendments to the Articles of Incorporation of Juniata Valley as follows:

1.	Amendment of Section 11(D)(1) to clarify and narrow the application of that section to fundamental transaction in which Juniata is the selling institution:

For	Against	Abstentions
2,892,457.709	272,802.419	57,344.660

2.	Amendment of Section 11(D)(2) to clarify and narrow the application of that section to fundamental transaction in which Juniata is the selling institution and to further clarify that shareholder approval of a transaction is not required where Juniata is the acquiring institution unless otherwise required by law:

For	Against	Abstentions
2,881,729.563	283,964.229	56,910.997

3.	Amendment of the unnumbered paragraph of Section 11(D) to lower the shareholder vote required for specified fundamental transactions in which Juniata is the selling institution if the Board has approved the transaction:

For	Against	Abstentions
2,852,355.477	281,106.0733	89,143.238

There were no other matters considered at the meeting.

Item 8.01 Other events

On November 10, 2015, Juniata Valley Financial Corp. issued a press release reporting regulatory and shareholder approval for merger. The aforementioned press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.

Date: November 12, 2015	By:	/s/ JoAnn McMinn
Name: JoAnn McMinn
Title: EVP, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3(i)	Amended and Restated Articles of Incorporation
99.1	Press Release reporting financial results for Quarter 3, 2015.